UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Ammendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INKA PRODUCTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	7380	99-0362471
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

IV Etapa Pachacamac
MZ H2 Lot 31 Barrio 2 Sector 1
Villa el Salvador, Lima, Peru 42
Telephone: +886 963 080 887
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	3,000,000	$0.03 per share	$90,000	$6.42

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

INKA PRODUCTIONS CORP.

3,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 to 12 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: February __, 2011

Summary

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  The terms "Inka Productions" "we," "us" and "our" as used in this prospectus refer to Inka Productions Corp.

We are a development stage company.  We do not have revenues.  We have minimal assets, and have incurred losses since inception.  We intend to commence business operations by producing and performing traditional Peruvian dances both in Peru and the United States.  Peruvian music consists of sounds from Andean panpipes and colorful Inca dancers.  This unique musical tradition blends Spanish, indigenous, and especially African influences into a dynamic, percussive dance style with amazing character and energy.

There are several types of Peruvian dances.  The primary focus of our shows will be to incorporate the following dances into our performances:

•

Festejo – a dance of celebration, which includes a competition between men;

•

Lando – slower tempo dance, derived from matrimonial dance with Angloan roots;

•

Zamacueca – heavily Spanish influenced version of the Lando; and

•

Alcatraz – tells a humorous story with two dancers trying to light a piece of cloth on their back ends, or avoid being lit.

We have no revenues, have achieved significant losses since inception, have had only limited operations and have been issued a going concern opinion by our auditors.   We have incurred a net loss of $13,189 since March 15, 2010 (date of inception) to October 31, 2010.  Our significant expenses consist of $12,749 for professional fees and $440 for office and general expenses.  As of October 31, 2010, we have cash on hand in the amount of $1,312.  We intend to generate revenue mainly through ticket sales from our performances as well as fees earned from people hiring our dancers to perform (i.e. private performances).  We have a monthly burn rate of approximately $1,700.  At present, our current capital will allow us to last another 1 month without obtaining any additional funding. We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy.   We estimate we will need to raise at least $90,000 in additional funds to be able to continue our operations and execute our business plan and attempting to make our business profitable.   The financing we need may not be available when needed.  Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  Our inability to obtain financing will inhibit our ability to implement our development strategy, which could require us to diminish or suspend our operations and possibly cease our operations.

We were incorporated on March 15, 2010 under the laws of the state of Nevada.  Our principal office is located at IV Etapa Pachacamac, MZ H2 Lot 31 Barrio 2, Sector 1, Villa el Salvador, Lima, Peru.  Our telephone number is 886 963 080 887.

The Offering:

Securities Being Offered	Up to 3,000,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 3,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	8,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of October 31, 2010 (Audited)
Balance Sheet
Total Assets	$1,312
Total Liabilities	$11,501
Stockholders’ Deficit	$(10,189)
Results of operations from March 15, 2010 (date of inception) to October 31, 2010 (Audited)

Income Statement
Revenue	$-
Total Expenses	$13,189
Net Loss	$(13,189)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

OUR LACK OF OPERATING HISTORY MAKES IT DIFFICULT FOR US TO EVALUATE OUR FUTURE BUSINESS PROSPECTS AND MAKE DECISIONS IN IMPLEMENTING OUR BUSINESS PLAN.  YOU ARE UNABLE TO DETERMINE WHETHER WE WILL EVER BECOME PROFITABLE, WHICH INCREASES YOUR INVESTMENT RISK.

We did not begin operations until March 15, 2010.  We have no operating history.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

WE HAVE NOT CONDUCTED A FEASIBILITY STUDY TO DETERMINE THE POSSIBLE MARKET FOR THE KIND OF DANCE ENTERTAINMENT THAT WE INTEND TO PROVIDE.

We did not conduct a feasibility study to help determine the kind of dance entertainment that we intend to provide, As a consequence, it is difficult, to forecast the market we intend on entering.  Because of this uncertainty, we may never generate revenues or becomeprofitable or incur losses, which may result in a decline in our stock price.

THERE IS A VERY LIKELY POSSIBLIIY THAT A MORE WELL CAPITALIZED FIRM COULD HIRE OUR DANCERS AWAY FROM US OR HIRE BETTER DANCERS THAN THE ONES WE ARE ABLE TO.

We are susceptible to losing our dancers to rival and competing firms that are better capitalized than us.  This will put us in a very precarious position, as we would need to begin the recruitment process all over again, as well as provide the proper and training.  We may not be able to replace the dancers we lose with dancers of similar skills, abilities and qualifications.

Because of our lack of financing, we may not be able to hire the best dancers available.  Other firms that are better capitalized will be able to outbid us for their services and provide a greater financial incentive for the dancers to work for their company, rather than ours.

WE ARE AN UNDERCAPITALIZED FIRM, THUS WE MAY LACK SUFFICIENT FUNDS FOR EFFECTIVE ADVERTISING.

We may not have the sufficient funds for effective advertising, which may hinder our ability revenues or become profitable.  This would result in a decline in our stock price.  Without effective advertising, our main source of revenue, ticket sales, will suffer greatly, as awareness and promotion of our shows will be very minimal.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE, AS A GOING CONCERN, AS A RESULT OF OUR LACK OF REVENUES AND FINANCIAL RESOURCES, AND IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUE OR SECURE FINANCING, WE MAY BE REQUIRED TO CEASE OR CURTAIL OUR OPERATIONS.

Our lack of operating history and financial resources raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.  If we do not or commence our operations, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

-our profitability;

-our ability to secure financing;

-our ability to generate revenues; and

-our ability to attract and retain customers.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

-limit our ability to implement our business plan;

-limit our marketing efforts; or

-decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

WE ARE A DEVELOPMENT STAGE COMPANY THAT HAS LIMITED OPERATING HISTORY AND HAS EARNED NO REVENUES.

Since our inception, we have devoted our activities to the following:  developing our business plan, determining the market for our services, developing a business marketing plan and capital formation.  We have generated no revenues since inception.  There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.  We intend to generate revenue mainly through ticket sales from our performances.  The Company is in the initial development stage and has incurred losses since inception totaling $13,189

IF ROXANA GLORIA CANDELA CALIXTO, OUR SOLE OFFICER, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Roxana Gloria Candela Calixto, for the future success of our business.  The loss of the services of Ms. Calixto could have an adverse effect on our business, financial condition and results of operations.  If she should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Ms. Calixto and we do not have a contract for her services.

BECAUSE WE HAVE ONLY ONE OFFICER WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer.  She has no formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  While Ms. Calixto has no formal training in financial accounting matters, she has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them.  Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations.  We may not be able to raise sufficient amounts from our planned sources.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned performances or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

BECAUSE THE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident.  In addition, our office is established in Peru.  Consequently, it may be difficult for investors to affect service of process on Ms. Calixto in the United States and to enforce in the United States judgments obtained in United States courts against Ms. Calixto based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Peru it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals, and thus we may not be able to attain profitability and may have to cease or discontinue operations.

RISKS RELATED TO OUR OFFERING

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC.  We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

YOUR PERCENTAGE OWNERSHIP IN US MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations.  Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.  Therefore, you may have difficulty earning a return on your investment with us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.   We determined this offering price arbitrarily, by adding a $0.029 premium to the last sale price of our common stock to investors.  Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be so listed.

Dilution

Not applicable.  We are not offering any shares in this registration statement.  All shares are being registered on behalf of our selling shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,000,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

-

the number of shares owned by each prior to this offering;

-

the total number of shares that are to be offered for each;

-

the total number of shares that will be owned by each upon completion of the offering; and

-

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Ruth Isabel Motta Huari	100,000	100,000	Nil	Nil
Ysabel Martha Sanchez Figueroa De Acuna	100,000	100,000	Nil	Nil
Luz Rebeca Delgado Cajacuri	100,000	100,000	Nil	Nil
Neri Chavez Lezama	100,000	100,000	Nil	Nil
FelicitaVicerrel Llancari	100,000	100,000	Nil	Nil
Edgar Franklin Costa Saldarriaga	100,000	100,000	Nil	Nil
Karin Katherin Muga Rojas	100,000	100,000	Nil	Nil
Andrea Patricia Acuna Seminario	100,000	100,000	Nil	Nil
Jenny July Flores Lozano	100,000	100,000	Nil	Nil
Maria Antonieta Delgado Mendez	100,000	100,000	Nil	Nil
Ana Maria Calixto Fernandez (1)	100,000	100,000	Nil	Nil
Alejandrina Gladys Raez Polo	100,000	100,000	Nil	Nil
Javier Martin Palomino Chumbes (2)	100,000	100,000	Nil	Nil
Claudia Angelica Torres Raez	100,000	100,000	Nil	Nil
Judith Isabel Sanchez Jimenez	100,000	100,000	Nil	Nil
Miguel Angel Torres Raez	100,000	100,000	Nil	Nil
Jhoel Eduardo Arturo Calixto (2)	100,000	100,000	Nil	Nil
Jimmy Francisco Alfredo Palomino (2)	100,000	100,000	Nil	Nil
Ana Maria Araujo Chacon	100,000	100,000	Nil	Nil
Elba Angelica Calixto Fernandez (1)	100,000	100,000	Nil	Nil
Rosario Amelia Atoche Saldana	100,000	100,000	Nil	Nil
Nelly Rosa Heredia Anco	100,000	100,000	Nil	Nil
Erika Marlene Fuentes Villagomez	100,000	100,000	Nil	Nil
Gaby Margarita Manrique Sotomayor	100,000	100,000	Nil	Nil
Jasmin Alessandra Alfaro Lopez	100,000	100,000	Nil	Nil
Harold Enrique Calixto Raez	100,000	100,000	Nil	Nil
JhefersonUber Camones Flores	100,000	100,000	Nil	Nil
Mery Dalila Martinez Lizana	100,000	100,000	Nil	Nil
Deysi Marylin Monchon Casafranca	100,000	100,000	Nil	Nil
Cenaida Medalit Gutierrez De La Cruz	100,000	100,000	Nil	Nil

(1)        Aunt of our sole officer and director Roxana Gloria Candela Calixto.

(2)        Cousin of our sole officer and director Roxana Gloria Candela Calixto.

Besides the above, there are no relationships between our selling shareholders and our sole officer and director.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 8,000,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

contains a toll-free telephone number for inquiries on disciplinary actions;

-

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 30, 2010, there were 8,000,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Organization

Inka Productions Corp. was incorporated pursuant to the laws of the State of Nevada on March 15, 2010.

We are a development stage company that has limited operating history and has earned no revenues.

Since our inception, we have devoted our activities to the following:  developing our business plan, determining the market for our services, developing a business marketing plan and capital formation.

We have generated no revenues since inception.  There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

We intend to generate revenue mainly through ticket sales from our performances as well as from fees obtained by private individuals or entities who wish to book our performers for either a private show or to resell tickets themselves (event promoters)..  We will determine ticket prices prior to booking our first performance.  There will be numerous factors that will be considered when determining ticket prices, including: costs, salaries, equipment, personnel, advertising, competition and profitability.  We will offer reasonable prices to our future customers with the hopes of maintaining those customers and receiving referrals through customers’ own networks.  We are in a highly competitive industry, thus we will need to find the right balance of earning a profit and providing our customers with reasonable and affordable pricing to attract as many customers as possible.  We will have other sources of revenue as well.  We will be seeking sponsors to help us promote and advertise our shows in the various communities we travel to.  If the opportunity presents itself, there may be a possibility of doing our show in conjunction with another company that is very well known in the local community of where our show is being held, who may be able to do an opening segment to our show.  This is a great promotional tool which will bring our company publicity, while capitalizing on the local popularity that is already established by the other company.  We will intend on seeking this type of partnership once the site of our shows are determined, at a future date.

Recruitment Process

There are a series of steps we must follow in order for our business to become operational, and ultimately, profitable.  To become operational, our very first step will be to hire a certified professional trainer.  This step is the most critical for our company to ensure we become fully operational.  Once we have this person in place, then they can lead the rest of the recruitment process, using their own experiences, knowledge and vision of what the right candidates should be, to hire the actual dancers who will be performing in our shows.  We estimate that it may take up to 3 months to find the ideal candidate.

The next step will be to hire the dancers that will be performing in our shows.  The head trainer we previously hired will lead the recruitment process from here on.  They will have the final say on which candidates will be hired.  We will put out job ads in Peru and in the United States outlining the requirements needed, including some background and experience in the types of dances and performances we are going to perform, as well as having a deep passion for this type of entertainment.  We will hold several live auditions in popular locations in Peru and in the most ethnically diversified locations in the United States.  We feel auditions are the best way to determine the actual skill sets of each potential candidate, as someone with the most decorated resume, may not be able to actually perform these very unique and traditional dances with the grace and poise that we are looking for.  We expect this process to take approximately 6 months to 1 year, due to the amount of travelling we will need to do and finding available studio times in the various locations as well as finding the proper accommodations.

We are initially looking to hire 8 dancers that fit the requirements we are looking for.  This will allow us to be able to perform the various types of dances we want and provide great entertainment for our customers.  In our estimate, the training program will take 6 months to complete.  We will hold several dress rehearsals and will only conclude the training once we feel all our dancers are fully prepared for the shows and once we feel that the program for the first show we will have, is going to be flawless.  While we are engaged in training our dancers, we will begin to actively market and advertise our services both throughout the US and in Peru.

After our training program is complete, we will begin our performers, both public dances where we sell tickets and collect the gate revenue, as well as private shows where we are paid a flat fee and the person who hires us then collects the receipts from ticket sales.  There is no guarantee that will be able to successfully implement our business plan, begin our operations or obtain profitability.

We intend to provide funding for our activities, if any, through a combination of private placements of our equity securities, the public sales of equity securities and borrowing from commercial lenders or our president.  Our president has orally agreed to provide us necessary funding to maintain minimal operations and fund the cost of our becoming a public company.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Business

We intend to commence business operations by producing and performing traditional Peruvian dances both in Peru and the United States.  We need to hire and train the right personnel to be able to perform these dances at the highest level.  We are developing a recruitment strategy to attract the highest skilled performers available in this industry.  We are also devising a very intense training program which will teach all of our performers the necessary skills and give them the confidence to perform at the level we want to attract and retain customers in both Peru and across the United States.  The profitability of our company depends greatly on our ability to attract customers at the numerous performances we will put on.  Effective marketing and competitive pricing are two major components that will determine our profitability.

Peruvian Dance Overview

Afro-Peruvian dance has its roots in the communities of black slaves, who were brought to work in the mines along the Peruvian coast.  However, as it developed, particularly in the 20th century, it drew on Andean and Spanish, as well as African traditions, while its modern exponents also have affinities with Andean nueva cancion.  This unique musical tradition has amazing character and energy.

There are several types of Peruvian dances.  The primary focus of our shows will be to incorporate the following dances into our performances:

•

Festejo;

•

Lando;

•

Zamacueca; and

•

Alcatraz.

Festejo Dance

The Festejo, as its name suggests, derives from festive music (from "fiesta," Spanish for party.)  The festejo is the most joyous of Afro-Peruvian music styles.  The festejo originates back to the era of slavery in Peru.  The festejo is a competition of men, a male circular confrontation, a series of fighting rhythms.  The men carried the cajones in this musical competition reminiscent of Brazilian capoiera.  Today, the festejo dances closely reflect their festive name.  The movements are extremely sensual and undulating, as the body talks, dancing exactly with the rhythm.  Every sound triggers a movement by the body.  The dancers follow each strike of the instruments in this sensual communication.  Backing instruments include a guitar, cajón and the quijada, plus a lead vocalist and backing singers.

Lando Dance

The Lando originates from a dance in Angola called "londu" that came with the slaves when they arrived in Brazil from Angola.  Even today, the "londo" exists in Brazil.  The Peruvian lando has become so closely associated with Black Peruvian music (such as the "son" to Cuba and the "samba" to Brazil) that it has almost become "the" sound of Black Peru.  The lando is a mix of both Spanish and African rhythms.  Many of these slower and mid-tempo ballads have become Peruvian anthems.

Zamacueca Dance

The Zamacueca is a dance whose history over time has been debated.  Some say it originated in Chile as the Cueca and traveled to Peru.  Others argue that the Zamacueca came from the African slaves in Peru who laughed at the stiff colonial dances of the Spanish and invented their own dance known as Samba (for an African woman) and Chueca (meaning crooked dancer) resulting in this festive dance known as the Zamacueca.  The Zamacueca is performed with the flirtatiousness and playfulness of the Afro-Peruvian tradition.

Alcatraz Dance

The Alcatraz is one of the most flirtatious and erotic dances in the world.  It is also a dance with a remarkable sense of humor.  This is a couple's dance.  Traditionally, the woman has a piece of tissue on her behind while the man dances with a lit candle.  If the man can light the woman's fire, she is his.  It is one of the most spectacular parts of Peruvian music live shows.  The dancers are dressed in white, the women in short white skirts.  They proceed to gyrate wildly swinging and swaying their hips to avoid being lit.  Eventually, one of the dancers succeeds and the "burning dancer" gyrates uncontrollably until finally collapsing and grinding against the floor to put out the flames.  Needless to say, the Alcatraz was forbidden by the colonial authorities during the slavery period for being "immoral."  But in fact, this dance, which is full of energy, excitement and a sense of danger, captures the true Peruvian experience.

Competition

We plan to enter the dance performance business which is a highly diverse industry with numerous small private companies.  There are several different dance genres within this industry, thus the competition to attract consumers is very high.  Not only will we have to deal with other companies in Peruvian dance segment, we will also be in direct competition with other dance sectors.  Competition in this market revolves around performance, reviews, price and quality.

Compliance with Government Regulation

We currently do not have substantial operations.  However, once we do have substantial operations, our business will be affected by numerous laws and regulations.  To ensure that our operations are conducted in full and substantial regulatory compliance, as part of our current internal procedures and policies, we will verify and ensure that all of our workers meet the regulatory requirements to be able to work in both Peru and the United States.  As our performers will be travelling throughout and to and from these countries, they will be required to have all the appropriate regulatory paper work and work permits.  This is a critical aspect for us in the hiring process.  We will educate and assist each potential performer on the procedures to obtain the proper clearance

, as English may not be the primary language spoken or written.

For our performers based in the U.S. who will be travelling to Peru, they will be required to purchase return or onward tickets.  As well they will be required to produce all documents required for onward travel and proof of funds.  Visas need to be obtained in advance of arriving in Peru.  It is recommended that passports have at least six months validity remaining after the intended date of departure from the United States.  The work visas are generally valid for a period up to 183 days at time.

For our performers based in Peru wanting to obtain work visas in the United States, they will want to apply for P3 visas.  P3 Visas are available to foreign nationals coming temporarily to the United Sates to perform, teach, or coach as artists or entertainers, individually or as part of a group under a commercial or non-commercial program that is culturally unique.

To be eligible for the P3 visa, you must be coming to the U.S. to perform, teach or coach in a specific field such as a unique or traditional ethnic, cultural, musical, folk, artistic or theatrical performance or presentation.  The applicant must also prove that they are coming to the U.S. to develop, understand, promote or facilitate a culturally unique art form; that they perform essential support services for a P3 artist or entertainer, which cannot be performed by U.S. workers; that they have the appropriate qualifications, knowledge and experience in providing support services to artists and entertainers; that they are being sponsored by a cultural, educational, or governmental organization; or that they have achieved national or international recognition or acclaim in the culturally unique program you shall perform.

The process to obtain proper clearance is very specific and there are several stringent requirements to be met, thus these will all need to be explained in great detail to each potential performer, to eliminate unwanted and unnecessary delays and expenses if someone is determined to not meet the basic requirements, thus allowing us to move forward and search for other candidates and save expenses on candidates we know will unfortunately not be able to be a part of our team

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both.  Moreover, changes in any of these laws and regulations could have a material adverse effect on business.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

Currently we do not have substantial operations and believe that once we do have substantial operations, they will comply in all material respects with applicable laws and regulations, and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in this  industry.  We do not anticipate any material capital expenditures to comply with federal and state requirements.

Employees

Currently we have one full-time employee, Roxana Gloria Candela Calixto, who is involved in management.   There are no part-time employees.

Research and Development Expenditures

We have not incurred any research or development expenses.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our business office is located at IV Etapa Pachacamac, MZ H2 Lot31 Barrio 2, Sector 1, Villa el Salvador, Lima, Peru.  Our telephone number is 886 963 080 887.  We do not pay any rent for our office.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, which will equal 80,000  shares as of the date of this prospectus; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to enter into a recruitment program to find the best available talent available to be able to perform the dances which will be a part of our performances.  As part of the recruitment process, we will be ensuring that each potential future employee meets the requirements to obtain all the regulatory paper work to be able to work in both Peru and the United States.  Once we have concluded the recruitment process, we will begin our very intense training program.

As part of the recruitment process, we will need to spend a considerable amount of money on advertising and marketing to help attract the highest skilled talent available.  There will also be expenditures related to legal fees, administrative, support and overhead costs.

We intend to generate revenue mainly through ticket sales from our performances as well as from fees obtained by private individuals or entities who wish to book our performers for either a private show or to resell tickets themselves (event promoters)..  We will determine ticket prices prior to booking our first performance.  There will be numerous factors that will be considered when determining ticket prices, including: costs, salaries, equipment, personnel, advertising, competition and profitability.  We will offer reasonable prices to our future customers with the hopes of maintaining those customers and receiving referrals through customers’ own networks.  We are in a highly competitive industry, thus we will need to find the right balance of earning a profit and providing our customers with reasonable and affordable pricing to attract as many customers as possible.  We will have other sources of revenue as well.  We will be seeking sponsors to help us promote and advertise our shows in the various communities we travel to.  If the opportunity presents itself, there may be a possibility of doing our show in conjunction with another company that is very well known in the local community of where our show is being held, who may be able to do an opening segment to our show.  This is a great promotional tool which will bring our company publicity, while capitalizing on the local popularity that is already established by the other company.  We will intend on seeking this type of partnership once the site of our shows are determined, at a future date.

We will have more details about our first show once we begin the actual process of training the dancers, which we estimate to take about 6 months to complete.  From the beginning of training, we will start our efforts to make all the necessary arrangements for advertising and promoting our show.

Operational Plan

There are a series of steps we must follow in order for our business to become operational, and ultimately, profitable.  To become operational, our very first step will be to hire a certified professional trainer.  This step is the most critical for our company to ensure we become fully operational.  Once we have this person in place, then they can lead the rest of the recruitment process, using their own experiences, knowledge and vision of what the right candidates should be, to hire the actual dancers who will be performing in our shows.  Since this step is the so crucial to our success, we will not rush first step, as hiring the right person will be the key to having a fully successful program.  We estimate that it may take up to 3 months to find the ideal candidate.

The next step will be to hire the dancers that will be performing in our shows.  The head trainer we previously hired will lead the recruitment process from here on.  They will have the final say on which candidates will be hired.  We will put out job ads in Peru and in the United States outlining the requirements needed, including some background and experience in the types of dances and performances we are going to perform, as well as having a deep passion for this type of entertainment.  We will hold several live auditions in popular locations in Peru and in the most ethnically diversified locations in the United States.  We feel auditions are the best form of actually determining the actual skill sets of each potential candidate, as someone with the most decorated resume, may not be able to actually perform these very unique and traditional dances with the grace and poise that we are looking for.  We expect this process to take upwards of 6 months to 1 year, due to the amount of travelling we will need to do and finding available studio times in the various locations as well as finding the proper accommodations.

We are initially looking to hire 8 dancers that fit the requirements we are looking for.  This will allow us to be able to perform the various types of dances we want and provide great entertainment for our customers.  In our estimate, the training program will take 6 months to complete.  We will hold several dress rehearsals and will only conclude the training once we feel all our dancers are fully prepared for the shows and once we feel that the program for the first show we will have, is going to be flawless.  While we are engaged in training our dancers, we will begin to actively market and advertise our services both throughout the US and in Peru.

After our training program is complete, we will begin our performers, both public dances where we sell tickets and collect the gate revenue, as well as private shows where we are paid a flat fee and the person who hires us then collects the receipts from ticket sales.  There is no guarantee that will be able to successfully implement our business plan, begin our operations or obtain profitability.

Liquidity

We intend to provide funding for our activities, if any, through a combination of the private placement of its equity securities, the public sales of equity securities and borrowing from commercial lenders or our president.  Our president has orally agreed to provide us necessary funding to maintain minimal operations for the short term duration and fund the cost of our becoming a public company.  We have no agreement, commitment or understanding to secure any such funding from any other source.  Long term, longer than 12 months, we will need to raise financing to maintain our operations, mainly through the sales of equity securities and borrowing from commercial lenders, as we build our company with the ultimate goal of earning substantial revenues.

As of the date of this Prospectus, we believe to have sufficient funds to maintain minimal operations.

There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse affect on our financial position, results of operations and its ability to continue in existence.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations for the Period Ending October 31, 2010.

We did not earn any revenues from our inception on March 15, 2010 to October 31, 2010.  We incurred operating expenses in the amount of $13,189 for the period from our inception on March 15, 2010 to October 31, 2010.  These operating expenses were comprised of office, general and professional fees relating to our incorporation and business development.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Ms. Roxana Gloria Candela Calixto	31	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Ms. Calixto is responsible for establishing and implementing our business model.  She has served as our sole officer and director since inception.  Ms. Calixto is responsible for the strategic direction and our overall day-to-day operations.  She has a degree in Economics from the Universidad Ricardo Palma.   Since 2005 to present, Ms. Calixto has been a customer service representative at the Banco de Credito BCP.  Through her contacts Ms. Calixto has experience with the production of shows in Peru as well as a network of individuals she can approach to assist with the development of our business plan.  She devotes approximately 15 hours a week to our business.

Family Relationships

There are no family relationships among our officers or directors.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, we do not have any independent directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
-	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
-

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

-

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on March 15, 2010 to October 31, 2010 (our fiscal year end).

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Roxana Gloria Candela Calixto	CEO	2009	0	0	0	0	0	0	0	0
		2010	0	0	0	0	0	0	0	0

To date, we have not compensated any of our directors with cash, shares or options.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is IV Etapa Pachacamac, MZ H2 Lot 31 Barrio 2, Sector 1, Villa el Salvador, Lima, Peru.

Shareholders	# of Shares	Percentage
Roxana Gloria Candela Calixto	5,000,000	62.5
All directors and executive officers as a group [1 person]	5,000,000	62.5

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 8,000,000 shares of common stock outstanding as of November 30, 2010.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•

Our sole promoter, Roxana Gloria Candela Calixto;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person;

•

Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

OCTOBER 31, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Inka Productions Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Inka Productions Corp. (a development stage company) as of October 31, 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from March 15, 2010 (inception) through October 31, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inka Productions Corp. as of October 31, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

December 3, 2010

INKA PRODUCTIONS CORP.

(A Development Stage Company)

BALANCE SHEET

October 31, 2010
ASSETS

CURRENT ASSETS
Cash	$ 1,312
TOTAL CURRENTASSETS	$ 1,312

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 11,249
Due to related party (Note 5)	252
TOTAL CURRENT LIABILITIES	11,501

STOCKHOLDERS’ EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
8,000,000 shares of common stock	8,000
Additional paid-in capital	(5,000)
Deficit accumulated during the development stage	(13,189)
Total stockholders’ Equity (Deficit)	(10,189)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 1,312

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Results of operations from March 15, 2010 (date of Inception) to October 31, 2010
EXPENSES

Office and general	$ (440)
Professional fees	(12,749)

NET LOSS	$ (13,189)
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	7,839,130

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (March 15, 2010) TO OCTOBER 31, 2010

	Common Stock			Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount	Additional Paid-in Capital
Founders’ Shares	5,000,000	5,000	$ (5,000)	$ -	$ -
Common stock issued for cash at $0.001 per share
- March 2010	3,000,000	3,000	-	-	3,000

Net Loss for the period ended October 31, 2010	-	-	-	(13,189)	(13,189)
Balance, October 31, 2010	8,000,000	$ 8,000	$ (5,000)	$ (13,189)	$ (10,189)

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

March 15, 2010 (date of Inception) to October 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (13,189)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in Accounts Payables	11,249
Increase in shareholder loan	252

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,688)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,000

NET INCREASE (DECREASE) IN CASH	1,312

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 1,312

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$ -
Income taxes	$ -
Non-cash Activity:
Issuance of founders’ shares	5,000

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2010

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Inka Productions Corp. was incorporated pursuant to the laws of the State of Nevada on March 15, 2010.  The Company intends to commence business operations by producing and performing traditional Peruvian dances both in Peru and the United States.

We are a development stage company that has limited operating history and has earned no revenues.  Since our inception, we have devoted our activities to the following:  developing our business plan, determining the market for our services, developing a business marketing plan and capital formation.  Inka Productions Corp. (“Company”) is in the initial development stage and has incurred losses since inception totaling $13,189.

The Company has established a fiscal year end of October 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has cash in the amount of $1,312.  The Company does not have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a negative Equity since inception (March 15, 2010) through October 31, 2010, of $10,189.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing common shares.  As of October 31, 2010, the Company had issued 3,000,000 shares sold at $0.001 per share for net funds to the Company of $3,000.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

The officers and directors have committed to advancing certain operating costs of the Company.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value

In accordance with the requirements of ASC 825 and ASC 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Income Taxes

The Company has adopted ASC 740 for reporting purposes.  As of October 31, 2010 the Company had net operating loss carry forwards of approximately $4,484 that may be available to reduce future years’ taxable income and will expire beginning in 2028.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued ASC 718 and 505 “Share Based Payment.  This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments.  This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC 718 and 505 upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date.  Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards.  The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2010

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, accrued liabilities, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 8,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of October 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

On March 15, 2010, a director of the Company was issued 5,000,000 shares of the common stock in the Company at $0.001 per share for services valued at $5,000.

During March, we sold 3,000,000 shares to various investors at a price of $0.001 per share for total proceeds of $3,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of October 31, 2010, the balance of the Company received advances from a Director in the amount of $252.  The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards expire beginning in 2030 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carryforward was $13,189 at October 31, 2010. The significant components of the deferred tax asset as of October 31, 2010 are as follows:

Net operating loss carryforwards	$(4,484)
Valuation allowance	4,484
Net deferred tax asset	$-

NOTE 7 – SUBSEQUENT EVENT

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

3,000,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$6.42
Transfer Agent Fees	$0.00
Accounting fees and expenses	$2,500
Legal fees and expenses	$10,000.00
Edgar filing fees	$500.00

Total	$13,006.42

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

On March 15, 2010, a director of the Company was issued 5,000,000 shares of the common stock in the Company at $0.001 per share for $5,000 in services rendered.

On April 6, 2010, we issued 3,000,000 shares to various investors at a price of $0.001 per share for total proceeds of $3,000.

All of the above shares were issued pursuant to Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Regulations Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States.

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3)of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description
3.1 *	Articles of Incorporation
3.2 *	By-Laws
5.1	Legal Opinion of Dean Law Corp., with consent to use
23.1	Consent of M&K CPAS, PLLC

* previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Villa el Salvador, Lima, Peru on the  4th day of February, 2011 .

Inka Productions Corp.

By: /s/ Roxana Gloria Candela Calixto
Roxana Gloria Candela Calixto
President, Chief Executive Officer,
Secretary, Treasurer, Principal
Accounting Officer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Roxana Gloria Candela Calixto	President, Chief Executive	February 4, 2011
Roxana Gloria Candela Calixto	Officer, Secretary, Treasurer,
principal accounting officer,
principal financial officer
and Director